Exhibit 23.14

CONSENT OF GENCAP MINING ADVISORY LTD.

Special Committee of the Board of Directors

Gatos Silver, Inc.

925 W Georgia Street, Suite 310

Vancouver, British Columbia, V6C 3L2

Canada

RE: Proxy Statement of Gatos Silver, Inc. (“Gatos”) / Prospectus of First Majestic Silver Corp. (“First Majestic”) which forms part of the Registration Statement on Form F-4 of First Majestic (the “Registration Statement”)

Members of the Special Committee of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 4, 2024, to the Special Committee of the Board of Directors of Gatos as Annex E to the Proxy Statement/Prospectus included in the Registration Statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “Summary—Opinions of Gatos’ Financial Advisors,” “Risk Factors—Risks Relating to the Merger— The opinions of Gatos’ financial advisors rendered to the Gatos board and Gatos Special Committee do not reflect changes in circumstances between the signing of the Merger Agreement and the closing of the transaction.,” “The Gatos Merger—Background of the Transaction,” “The Gatos Merger— Recommendations of the Gatos Special Committee and Gatos Board and their Reasons for the Merger” and “The Gatos Merger— Opinion of GenCap, Financial Advisor to the Gatos Special Committee of the Gatos Board.”

The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 11, 2024

/s/ GenCap Mining Advisory Ltd.
GenCap Mining Advisory Ltd.